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                                                                    Exhibit 10.6

                              EMPLOYMENT AGREEMENT

         This Employment Agreement (this "Agreement") is made this 1st day of August, 1998, by and between Demeter BioTechnologies Ltd., a Colorado corporation ("Corporation"), and James E. Thornton, an individual residing in the State of Maryland ("Employee").

                                    PREAMBLE

         A. The Corporation is engaged in the business of research and development of lytic peptides and related substances for agricultural, nutritional, medical and other possible commercial applications (the "Corporation's Business"); and

         B. The Employee is an employee, shareholder, and officer of the Company; and

         C. The Corporation and the Employee desire to set forth in writing the terms under which the Employee will continue his employment relationship with the Corporation.

                  NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this agreement and intending to be legally bound, the Parties to this agreement agree as follows:

SECTION 1. EMPLOYMENT. The Corporation agrees to employ the Employee and the Employee agrees to accept the employment in accordance with the terms and conditions described in this Agreement.

SECTION 2. DUTIES. The Employee shall serve as Vice President--Agriculture of the Corporation and, in addition to accepting such employment, agrees to perform such duties as may be set from time to time by the President of the Corporation or his designee. The Employee shall make available to the Corporation his best efforts, knowledge, and experience. The Employee shall use his full time, best efforts, skills and abilities to faithfully and diligently perform his duties to the Corporation as directed by its President or his designee.

SECTION 3. EXTENT OF SERVICES. Except to the extent otherwise provided in this Agreement, the Employee shall devote his full time, attention, and energies to the performance of his duties and shall not be engaged in any other business activity, whether or not pursued for gain, profit or other pecuniary advantage. The Employee shall at all times faithfully and to the best of his ability perform his duties under this Agreement. The duties shall be rendered primarily from the Employee's home office and at such place or places and at such times as the needs of the Corporation may from time-to-time require.

SECTION 4. TERM. Unless earlier terminated in accordance with Section 6, the initial of this Agreement shall begin as of the date hereof ("Effective Date"), and shall continue until August 31, 2000.


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SECTION 5. COMPENSATION.

5.1 Base Compensation. The Employee will receive a base salary of Sixty Thousand Dollars ($60,000.00) per year ("Base Compensation"), payable in accordance with the Corporation's standard payroll procedures and Federal, State, and local employment tax regulations.

5.2 Deferred Compensation. In addition to Base Compensation, the Employee shall also be entitled to receive as deferred compensation an aggregate amount equal
(x) Five Thousand Dollars ($5,000) times (y) the number of months that have elapsed from the date of this Agreement until the date of termination of his employment for any reason, including a termination by the Corporation (i) for cause or (ii) without cause (such aggregate amount, the "Deferred Compensation Amount") The Deferred Compensation Amount, plus interest on the unpaid balance thereof until paid at the rate of six percent (6%) per annum, shall be payable in equal monthly installments of Three Thousand Five Hundred Dollars ($3,500), beginning on the last day of the next month after the final payment has been made by the Corporation to the Employee under the terms of the Compensation Release Agreement between the Corporation and the Employee dated September, 1997, and continuing on the last day of each month thereafter until paid in full. The Company shall have the right to pre-pay the unpaid portion of the Deferred Compensation Amount in whole or part at any time after August 31, 2000.

5.3 Benefits. The Employee shall receive four weeks of vacation a year, and comparable sick leave and other fringe benefits as are made available to full-time employees of the Corporation as may be from time to time established by the Board of Directors of the Corporation. The Corporation shall reimburse Employee the cost of his Medicare supplemental insurance premiums so long as he is an employee of the Corporation, provided that such reimbursement shall not exceed $200 per month.

5.4 Expenses. The Corporation shall reimburse the Employee for all reasonable out-of-pocket expenses incurred by the Employee in fulfilling his duties under this Agreement. The Employee shall provide the Corporation with written evidence of such expenses as required for compliance with the Internal Revenue Code (as amended), and the Employee shall fully comply with the Corporation's policies regarding pre-authorization of expenditures as may be defined from time to time by its Board of Directors. The Employee agrees to reimburse the Corporation immediately for any expense reimbursement to the Employee that is disallowed by the Internal Revenue Service, which reimbursement may not be waived by the Corporation. All requests for reimbursement of expenses shall be made within sixty (60) days after such expenses are incurred by the Employee.

SECTION 6. TERMINATION.

6.1 For Cause. The Corporation may terminate the Employee's employment at any time "for cause" with immediate effect upon delivering written notice to the Employee. For purposes of this Agreement, "for cause" shall include: (a) embezzlement, theft, larceny, material fraud, or other acts


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of dishonesty; (b) gross neglect or intentional disregard of Employee's duties under this Agreement or any other material violation by the Employee of this Agreement which is not cured with thirty (30) days after written warning from the Corporation; (c) conviction of or entrance of a plea of guilty or nolo contendere to a felony; (d) conviction of any crime involving moral turpitude;
(e) gross insubordination or repeated insubordination after written warning from the Corporation; (f) unauthorized disclosure by the Employee of the confidences of the Corporation; or (g) material and continuing failure by the Employee to perform the duties described in Section 2 above in a quality and professional manner for thirty (30) days after written warning from the President or the Board of Directors of the Corporation. Upon termination for cause, the Corporation's sole and exclusive obligation will be to pay the Employee his Deferred Compensation Amount in accordance with Section 5.2 and the amount of any unused vacation or sick leave benefits earned through the date of termination.

6.2 Upon Death. In the event of the Employee's death during the Term of the this Agreement, the Employee?s employment with the Corporation shall terminate as of the date of his death and the Corporation's sole and exclusive obligation will be to pay to the Employee's spouse, if living, or to his estate, if his spouse is not then living, Five Thousand Dollars ($5000) a month for a period of two
(2) months after the date of death, his Deferred Compensation Amount in accordance with Section 5.2, and the amount of any unused vacation or sick leave benefits earned through the date of death.

6.3 Upon Disability. The Corporation may terminate the Employee's employment upon the Employee's total disability. The Employee shall be deemed to be totally disabled if he is unable to perform his duties under this Agreement by reason of mental or physical illness or accident. Upon termination by reason of the Employee's disability, the Corporation's sole and exclusive obligation will be to continue to pay the Employee his salary for a period of two (2) months after the date of termination, his Deferred Compensation Amount in accordance with
Section 5.2, and the amount of any unused vacation and sick leave benefits earned through the date of termination.

6.4 Without Cause. During the Term of this Agreement, the Corporation may terminate the Employee's employment "without cause" upon one hundred twenty
(120) days written notice. Upon termination without cause, the Corporation's sole and exclusive obligation will be to continue to pay the Employee his salary for a period of two (2) months after the date of termination, his Deferred Compensation Amount in accordance with Section 5.2, and the amount of any sick leave benefits earned through the date of termination.

6.5 By the Employee. The Employee may terminate this Agreement at any time upon sixty (60) days written notice to the Corporation.

SECTION 7. COVENANT NOT TO COMPETE.


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7.1 Covenant. During the term of this Agreement the Employee will not directly or indirectly:

         7.1.1 enter into or attempt to enter into the "Restricted Business" (as defined below);

         7.1.2 induce or attempt to persuade any former, current or future employee, agent, manager, consultant, director, or other participant in the Corporation's Business to terminate such employment or other relationship in order to enter into any relationship with the Employee, any business organization in which the Employee is a participant in any capacity whatsoever, or any other business organization in competition with the Corporation's Business; or

         7.1.3 use contracts, proprietary information, trade secrets, confidential information, customer lists, mailing lists, goodwill, or other intangible property used or useful in connection with the Corporation's Business.

         7.1.4 or, for a period of one year after the termination of this Agreement directly or indirectly violate this agreement by conduct of any kind or in any way in violation the covenants contained in paragraphs 7.1.1 or 7.1.2.

         7.1.5 The violation of the terms of paragraph 7.1.4 at any time during the term of this Agreement shall be grounds for dismissal for cause.

7.2 Indirect Activity. The term "indirectly," as used in Section 7.1 above, includes acting as a paid or unpaid director, officer, agent, representative, employee of, or consultant to any enterprise, or acting as a proprietor of an enterprise, or holding any direct or indirect participation in any enterprise as an owner, partner, limited partner, member, joint or co-venture participant, shareholder, or creditor.

7.3 Restricted Business. The term "Restricted Business" means any business which is engaged in activities which are similar to the Corporation's Business. Nevertheless, the Employee may own less than five percent of the outstanding equity securities of a corporation that is engaged in the Restricted Business if the equity securities of such corporation are listed for trading on a national stock exchange or are registered under the Securities Exchange Act of 1934.

SECTION 8. SEVERABILITY. The covenants set forth in Section 7 above shall be construed as a series of separate covenants, one for each county in each of the states of the United States to which such restriction applies. If, in any judicial proceeding, a court of competent jurisdiction shall refuse to enforce any of the separate covenants deemed included in this Agreement, or shall find that the term or geographic scope of one or more of the separate covenants is unreasonably broad, the Parties shall use their best good faith efforts to attempt to agree on a valid provision which shall be a reasonable substitute for the invalid provision. The reasonableness of the substitute provision shall be considered in light of the purpose of the covenants and the reasonable protectable interests of the Corporation and the Employee. The substitute provision shall be incorporated into this Agreement. If the Parties are unable to agree on a substitute provision, then the invalid or


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unreasonably broad provision shall be deemed deleted or modified to the minimum extent necessary to permit enforcement.

SECTION 9. CONFIDENTIALITY. The Employee acknowledges that he will develop and be exposed to information that is or will be confidential and proprietary to the Corporation.

9.1 Information. The information includes but is not limited to research techniques, funding sources, trade secrets and other patent worthy information, marketing plans, pricing data, product plans, contracts, customer lists, mailing lists, goodwill, miscellaneous confidential information, or other intangible intellectual or otherwise propriety property used or useful in connection with the Corporation's Business whether in written, photographic, digital, or in any other form of storage or retention as may be used by the Corporation.

9.2 Authorized Use. All such information shall be deemed confidential to the extent not publicly known. The Employee agrees to make use of such information only in the performance of his duties under this Agreement, to maintain such information in confidence and to disclose the information only in connection with fully authorized activities pursuant to this agreement or lawful order of a court, exchange or other governmental authority of competent jurisdiction, and agrees that he shall not use such information for his own personal benefit or for the benefit of third parties in any fashion.

9.3 Return of Confidential Information. Upon termination of his employment with the Corporation, all documents, records, notebooks, computer files and similar repositories containing confidential information of the Corporation, including copies thereof, then in the Employee's possession, whether prepared by him or others, shall be promptly returned to the Company. If at any time after the termination of employment the Employee determines that he has any confidential information in his possession or control, he shall immediately return to the Company all such confidential information, including all copies and portions thereof.

SECTION 10. REMEDIES. The Employee acknowledges that monetary damages would be inadequate to compensate the Corporation for any breach by the Employee of the covenants set forth in Sections 7 and 9 above. The Employee acknowledges that the claim for the payment of any damages for breach of the provisions herein contained shall not preclude the Company from seeking injunctive or such other forms of relief as may be obtained in a court of law or equity, but that the Company, in lieu of or in addition to the remedy of damages, may seek injunctive relief prohibiting the Employee from breaching the provisions of this Section 7 & 9 of this Agreement.

SECTION 11 NOTICES. Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person or upon receipted delivery via courier, insured parcel delivery service, Federal Express, registered or certified U.S. mail, all postage prepaid and addressed to the Party at the address stated in this Agreement or such other address as either Party may designate by written notice to the other. Notice by facsimile shall be effective as of the date and time transmitted provided the sending Party maintains written evidence that the transmission was initiated and


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completed during normal business hours, was successfully received by the addressee, and was in a legible format.

SECTION 12 NO RELEASE. The terms of Sections 7 and 9 shall survive the termination or expiration of this Agreement and the termination of this Agreement or the expiration of the term of this Agreement shall not release either Party from any obligations under Sections 5.2, 7 and 9 or remedies pursuant to Section 10.

SECTION 13 WAIVER. The waiver by either party of the breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach.

SECTION 14 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

SECTION 15 ARBITRATION. If at any time during the term of this Agreement any dispute, difference, or disagreement shall arise relating in any way to this Agreement or the Employee's employment with the Corporation, including any dispute as to the meaning and construction hereof, every such dispute, difference, and disagreement shall be referred to a single arbiter agreed upon by the Parties, or if no single arbiter can be agreed upon, an arbiter or arbiters shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association in Pittsburgh, Pennsylvania or any location of the Corporation's headquarters at the time of the referral, and judgment upon the award rendered by arbitration may be entered in any court having competent jurisdiction thereof.

SECTION 16 AGREEMENT BINDING. This Agreement shall be binding upon the respective heirs, executors, administrators, successors and assigns of the Parties hereto.

SECTION 17 COUNTERPARTS. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the Parties hereto even though all the Parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the Parties to this Agreement have executed this Agreement as of the date first written above.



ATTEST:                                 DEMETER BIOTECHNOLOGIES LTD.


/s/ Todd B. Fortier                     By: /s/ Richard D. Ekstrom
---------------------                       -------------------------
                                            President



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WITNESSED BY:                           EMPLOYEE



/s/ Jesse M. Jaynes                     /s/ James E. Thornton
---------------------                   -------------------------
                                        James E. Thornton




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